Exhibit 1

JOINT FILING AGREEMENT

         The undersigned parties hereby agree that this Amendment No. 3 to the Statement on Schedule 13G originally filed on February 6, 2014 (the “Statement”), as amended prior to the date hereof, and any further amendments to the Statement filed hereafter by any of the undersigned parties, relating to the ordinary shares, par value $0.0005 per share, of China Digital TV Holding Co., Ltd. is being (and will be, in the case of further amendments to the Statement) filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, on behalf of each such person.

Date: April 14, 2016

PARKER INTERNATIONAL LIMITED

By:  /s/ Yonit Tzadok
Name: Yonit Tzadok
Title: Director

By:  /s/ Urs Suter
Name: Urs Suter
Title: Director

AUREC CAPITAL LTD.

By: /s/ Avi Heller
Name: Avi Heller
Title: Chief Executive Officer

By: /s/ Noa Drieblatt
Name: Noa Drieblatt
Title: Chief Financial Officer

/s/ Shmuel Meitar
SHMUEL MEITAR